UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 3, 2015 (March 24, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Pursuant to a Current Report on Form 8-K filed by Magnum Hunter Resources Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 24, 2014 (the “November 2014 Form 8-K”), the Company reported that it had entered into a letter agreement, dated November 18, 2014 (the “November 2014 Letter Agreement”), with Eureka Hunter Holdings, LLC (“Eureka Hunter Holdings”) and MSIP II Buffalo Holdings, LLC (“MSIP II BH”), an affiliate of Morgan Stanley Infrastructure II Inc.

Pursuant to the November 2014 Letter Agreement, the parties agreed, among other things, to adjust the Company’s capital account in Eureka Hunter Holdings, effective as of October 3, 2014, to take into account certain capital expenditures incurred by Eureka Hunter Pipeline, LLC, a wholly-owned subsidiary of Eureka Hunter Holdings (“Eureka Hunter Pipeline”), in connection with certain of Eureka Hunter Pipeline’s fiscal year 2014 pipeline construction projects and planned fiscal year 2015 pipeline construction projects, and, in connection therewith and in consideration therefor, the parties agreed to adjust the amount and timing of (a) certain capital contributions by the Company and MSIP II BH to Eureka Hunter Holdings and (b) MSIP II BH’s purchase of a portion of the Company’s equity interests in Eureka Hunter Holdings.  As part of the capital contribution adjustments, the Company agreed to make a $13.3 million capital contribution (the “MHR 2015 Contribution”) in cash to Eureka Hunter Holdings on or before March 31, 2015 in exchange for additional Series A-1 Units in Eureka Hunter Holdings.

On March 30, 2015, the Company, Eureka Hunter Holdings and MSIP II BH entered into an additional letter agreement (the “March 2015 Letter Agreement”), pursuant to which the parties agreed, among other things, that:

(1)                                 The Company is no longer required to make the MHR 2015 Contribution, and will not receive the additional Series A-1 Units in Eureka Hunter Holdings in exchange for the MHR 2015 Contribution as originally contemplated by the November 2014 Letter Agreement;

(2)                                 MSIP II BH would make a capital contribution in cash to Eureka Hunter Holdings of approximately $27.2 million (the “2015 Growth CapEx Projects Contribution”) by no later than March 31, 2015 (and it subsequently did make such capital contribution), in exchange for additional Series A-2 Units in Eureka Hunter Holdings at a specified price per unit (with the proceeds of such capital contribution to be used by Eureka Hunter Pipeline to fund certain of its 2015 capital expenditures related to growth projects); and

(3)                                 MSIP II BH would make an additional capital contribution in cash to Eureka Hunter Holdings of approximately $37.8 million (the “Additional Contribution”) by no later than March 31, 2015 (and it subsequently did make such capital contribution), in exchange for additional Series A-2 Units in Eureka Hunter Holdings at the same specified price per unit as that for the 2015 Growth CapEx Projects Contribution, which Additional Contribution is to be used to fund certain additional capital expenditures of Eureka Hunter Pipeline and for certain other uses.

Immediately after giving effect to these transactions, the Company and MSIP II BH owned approximately 45.53% and 53.00%, respectively, of the Class A Common Units of Eureka Hunter Holdings, with the Company’s equity ownership consisting of Series A-1 Units and MSIP II BH’s equity ownership consisting of Series A-2 Units.

As discussed below, the 2015 Growth CapEx Projects Contribution is subject to the Company’s right to make an MHR Catch-Up Contribution (as defined in the Second Amended and Restated Limited Liability Company Agreement of Eureka Hunter Holdings (the “LLC Agreement”)) in accordance with the LLC Agreement (as modified by the November 2014 Letter Agreement as to the applicable time and amount limitations).

Pursuant to the March 2015 Letter Agreement, the parties further agreed that the Company has the right, in its discretion, to fund as a capital contribution to Eureka Hunter Holdings, all or a portion (in specified minimum amounts) of its pro rata share of the Additional Contribution, which pro rata share equals approximately $18.7 million (the “MHR Additional Contribution Component”), at any time or from time to time on or before June 30, 2015 (the “MHR Contribution Deadline”), in exchange for additional Series A-1 Units in Eureka Hunter Holdings at a specified price per unit (each such contribution, a “MHR 2015 Make-up Contribution”).  If the Company funds the full MHR Additional Contribution Component on or prior to the MHR Contribution Deadline, and after giving effect to the 2015 Growth CapEx Projects Contribution and the Additional Contribution (but excluding any other capital contributions that may be made by the Company or MSIP II BH pursuant to the LLC Agreement), the Company and MSIP II BH will own approximately 46.44% and 52.11%, respectively, of the Class A Common Units of Eureka Hunter Holdings.

To the extent the Company does not fund the full MHR Additional Contribution Component by the MHR Contribution Deadline, the Company’s Series A-1 Units in Eureka Hunter Holdings will be adjusted downward by an amount equivalent to the unfunded portion of the MHR Additional Contribution Component divided by the purchase price per unit paid by MSIP II BH in connection with the 2015 Growth CapEx Projects Contribution and the Additional Contribution.  If the Company does not fund any of the MHR Additional Contribution Component on or prior to the MHR Contribution Deadline, after giving effect to (a) the 2015 Growth CapEx Projects Contribution and the Additional Contribution (but excluding any other capital contributions that may be made by the Company or MSIP II BH pursuant to the LLC Agreement) and (b) the adjustment described in the preceding sentence, the Company and MSIP II BH will own approximately 44.53% and 53.98%, respectively, of the Class A Common Units of Eureka Hunter Holdings.  If the Company funds a portion (in specified minimum amounts), but not all of the MHR Additional Contribution Component, on or prior to the MHR Contribution Deadline, then the ownership percentages of the Company and MSIP II BH will be adjusted in a manner consistent with the first sentence of this paragraph (but with the downward adjustment for the Company being proportionately reduced).

If the Company makes any capital contributions to Eureka Hunter Holdings prior to the MHR Contribution Deadline, such capital contributions will first be applied to the amount of the MHR Additional Contribution Component (in specified minimum amounts) until such aggregate additional capital contributions prior to the MHR Contribution Deadline equal the amount of the MHR Additional Contribution Component.

After the earlier to occur of (a) the Company having made an aggregate of MHR 2015 Make-up Contributions equal to the MHR Additional Contribution Component and (b) the MHR Contribution Deadline, the Company may make MHR Catch-Up Contributions in accordance with the LLC Agreement (as modified by the November 2014 Letter Agreement as to the applicable time and amount limitations) in respect of any MHR Shortfall Amounts (as defined in the LLC Agreement) that are eligible to be funded by the Company under the LLC Agreement.

The foregoing description of the March 2015 Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.  A copy of the November 2014 Letter Agreement was filed as Exhibit 2.1 to the November 2014 Form 8-K and a copy of the LLC Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on October 9, 2014.

Item 8.01                                           Other Events.

Background

As previously disclosed, in April 2013, after experiencing delays in the completion of the audit of its financial statements for fiscal year 2012, the Company dismissed its independent registered public accounting firm and engaged another independent registered public accounting firm to complete the audit. The new independent registered public accounting firm successfully completed the audit within 60 days of its engagement and issued an unqualified opinion on the Company’s financial statements for fiscal year 2012. In June 2013, following completion of the audit, the Company filed its 2012 Annual Report on Form 10-K with the SEC. The 2012 Annual Report on Form 10-K identified, generally consistent with the Company’s prior disclosures, certain material weaknesses in the Company’s internal control over financial reporting. However, in connection with the reporting in the Form 10-K of these material weaknesses, the Company was not required to restate any of its financial statements previously filed with the SEC.

Following the filing of the Company’s 2012 Annual Report on Form 10-K, management of the Company, under the direction of the Company’s Chairman and Chief Executive Officer, together with its new Chief Financial Officer hired in July 2013, implemented a comprehensive plan to remediate the material weaknesses identified in the Form 10-K and otherwise improve the Company’s internal control environment.  This plan included a substantial expansion and upgrading of the Company’s accounting and financial reporting personnel and systems.  As of December 31, 2014, the Company had remediated all of the previously identified material weaknesses.  As disclosed in the Company’s 2014 Annual Report on Form 10-K, the Company’s management, under the supervision of the Company’s Chairman and Chief Executive Officer and its Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 and concluded that it was effective.  Additionally, the Company’s independent registered public accounting firm audited the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 and expressed its opinion that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, as set forth in the report of the independent registered public accounting firm included in the Company’s 2014 Annual Report on Form 10-K.

Update Regarding Previously Disclosed SEC Inquiry

As previously disclosed, in April 2013, the Company received a letter from the staff (the “Staff”) of the SEC’s Division of Enforcement stating that the Staff was conducting an inquiry regarding the Company’s internal controls, change in outside auditors during 2012 and 2013 and public statements to investors and asking the Company to preserve documents relating to these matters.  In December 2013, the Company received a document subpoena from the Staff relating to the issues identified in the April 2013 letter. During 2014, the Staff issued additional subpoenas for documents and testimony, and it has taken testimony from certain individuals. The Company has fully complied and cooperated with the Staff’s requests and subpoenas.

In connection with the Staff’s inquiry, on March 24, 2015, the Company received a “Wells Notice” from the Staff, stating that the Staff has made a preliminary determination to recommend that the SEC file an enforcement action against the Company.  On that date, the Staff issued similar Wells Notices to Gary C. Evans, the Company’s Chairman and Chief Executive Officer, J. Raleigh Bailes, Sr., a director of the Company and former Chairman of the Company’s Audit Committee, the former chief financial officer of the Company who was in office at the time of the Company’s decision to dismiss its prior independent registered public accounting firm and the former chief accounting officer of the Company who had resigned from that position with the Company in October 2012.

The Wells Notice issued to the Company states that the proposed action against the Company would allege violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act of 1933 and Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Securities Exchange Act of 1934 and Rules 13a-l, 13a-13, and 13a-15(a) thereunder.  The proposed actions against the individuals would allege violations of those same provisions, as well as violations of Section 13(b)(5) of the Securities Exchange Act of 1934 and Rules 13a-14 and 13a-15(c) thereunder.  The proposed actions described in the Wells Notices do not include any claims for securities fraud under Section 10(b) of the Securities Exchange Act of 1934 or Rule 10b-5 thereunder or under Section 17(a)(1) of the Securities Act of 1933. The Wells Notices state that the Staff’s recommendation may involve a civil injunctive action, public administrative proceeding, and/or cease-and-desist proceeding, and may seek remedies that might include, among other things, a cease-and-desist order, injunctions, disgorgement with pre-judgment interest and civil money penalties, as well as potential administrative remedies against Mr. Bailes under Rule 102(e)(1)(iii) of the SEC’s Rules of Practice.

A Wells Notice is neither a formal allegation nor a finding of wrongdoing. It allows the recipient the opportunity, through a “Wells Submission”, to provide the recipient’s reasons of law, policy or fact as to why the proposed enforcement action should not be filed and to address the issues raised by the Staff before any decision is made by the SEC on whether to authorize the commencement of an enforcement proceeding.

The Company intends to respond to its Wells Notice in the form of a Wells Submission, as well as to continue to engage with the Staff regarding the issues raised in the Wells Notice. The Company intends to set forth in its Wells Submission why it believes an enforcement action against it should not be commenced. As stated above, in connection with the Company’s dismissal of its prior independent registered public accounting firm and the filing of the Company’s 2012 Annual Report on Form 10-K, the Company was not required to restate any of its financial statements previously filed with the SEC and the Company’s new independent registered public accounting firm issued an unqualified opinion on the Company’s financial statements for fiscal year 2012.

The Company is unable to assess with confidence or certainty how long the SEC process will last or its ultimate outcome, including whether any action will be filed by or any settlement will be reached with the SEC, the amount of any potential monetary penalties, the nature of any other possible remedies against the Company, or any other impact on the Company as a result of the proposed or any actual enforcement action.  The Company expects that the individuals also will make Wells Submissions in response to their notices.

While the Wells Notices do not specify the factual bases for the claims that would be included in the proposed actions, the Company believes that the issues raised by the Wells Notices relate primarily to the Company’s internal control over financial reporting during certain periods prior to the filing of the Company’s 2012 Annual Report on Form 10-K, which, as stated above, identified certain material weaknesses in the Company’s internal control over financial reporting. However, as stated above, as of December 31, 2014, the Company had remediated all of the previously identified material weaknesses.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

2.1	Letter Agreement, dated March 30, 2015, by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation and MSIP II Buffalo Holdings, LLC.*

*                                         Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted.  The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: April 3, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Letter Agreement, dated March 30, 2015, by and among Eureka Hunter Holdings, LLC, Magnum Hunter Resources Corporation and MSIP II Buffalo Holdings, LLC.*

*                                         Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.